                                                                   Exhibit 23.6

                         [ERNST & YOUNG LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-23595) and related Prospectus of Pegasus Communications Corporation ("Pegasus") for the registration of 339,064 shares of its common stock and to the incorporation by reference therein of our report dated July 16, 1997, with respect to the financial statements of Direct Broadcast Satellites for the year ended December 31, 1996, included in Pegasus' Current Report on Form 8-K/A dated September 8, 1997 filed with the Securities and Exchange Commission on October 31, 1997.



                                                     /s/ Ernst & Young, LLP



January 12, 1998